Exhibit 99.1

CarLotz Announces Record Revenue and Retail Unit Sales in First Quarter 2021

First Quarter Revenue Growth of 123% to $56.6 million, Ahead of Expectations

First Quarter Unit Sales Grew 76% to 2,554, Ahead of Expectations

May 10, 2021 – Richmond, VA – CarLotz, Inc. (“CarLotz” or the “Company”), a leading consignment-to-retail used vehicle marketplace, today announced financial results for the first quarter ended March 31, 2021.

Highlights of First Quarter 2021 Financial Results

•	Net revenues increased 123% to $56.6 million from $25.4 million in the same period in 2020

•	Retail unit sales were 2,554 compared to 1,453 in the prior year period, an increase of 76%

•	Net Loss attributable to common shareholders was $(15.0) million, or $(0.15) per diluted share, for the first quarter 2021 versus $(1.5) million, or $(0.03) per diluted share in the prior year period

•	Adjusted EBITDA was $(16.9) million compared to $(1.4) million in the first quarter of 2020

Michael Bor, Chief Executive Officer and co-founder of CarLotz commented: “We are excited to announce that, in advance of much of the growth we are driving this year through new hub development and nationwide expansion, we already are posting a 123% growth in revenue. We sold a record 2,554 retail units during the first quarter, opened three new hubs in Seattle, WA, Merritt Island, FL and Nashville, TN. And, we have announced planned new hub openings in Charlottesville, VA, Bakersfield, CA, Highland Park, IL, and Clearwater, FL in the coming months. We have been very pleased with our new hub performance to date and have signed close to a dozen leases and have several more leases under negotiation for 2021 and 2022 sites.”

The following compares our first quarter results to our previously provided first quarter guidance:

	Guidance	Results
New Hub Openings	Three	Three	Met Expectations
Retail Units Sold	1,900 to 2,100	2,554	Exceeded Expectations
Net Revenue	$42 to $46 million	$56.6 million	Exceeded Expectations
Gross Profit	$1.6 to $2.0 million	$2.0 million	Met Expectations
Retail Gross Profit per Unit (“Retail GPU”)	$1,300 to $1,500	$1,182	Below Expectations
SG&A Expenses	$17 to $19 million	$18.9 million, excluding non-cash stock compensation expense of $42 million	Met Expectations
Net Loss	$(16) to $(15) million	$(15) million	Met Expectations

For 2021, the Company confirms its previous guidance, with certain changes noted below, and expects the following:

2021 Guidance
New Hub Openings	14 to 16 hub openings, most of which are expected to open in the back half of the year	No change
Retail Units Sold	18,000 to 20,000 with 13,000 to 15,000 in the second half of year	No change
Net Revenue	$335 to $375 million	No change
Gross Profit	$30 to $37 million	No change
Retail GPU	$1,800 to $2,000	No change
SG&A Expenses	$103 to $108 million, excluding non-cash stock compensation expense expected to be approximately $52 million	Providing separate guidance for SG&A and non-cash stock compensation expense
Adjusted EBITDA*	$(79) to $(67) million	Providing Adjusted EBITDA guidance instead of Net Loss guidance as a result of the change in the accounting treatment of the Company’s warrants
Weighted Average Common Stock Shares Outstanding	111 million	Updated from 113.6 million to 111 million
Capital Expenditures	$45 to $50 million	No change

*A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for our full year 2021 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for our first quarter 2021 in the Reconciliation of Non-GAAP Financial Measures section that follows.

Webcast and Conference Call Information

A conference call to discuss the first quarter 2021 financial results is scheduled for today, May 10, 2021 at 5:30 pm ET. Interested parties may listen to the conference call via telephone by dialing 1-833-962-1461, or for international callers, 1-929-517-0392. A telephone replay will be available until 11:59 pm ET on May 17, 2021 and can be accessed by dialing 1-855-859-2056, or for international callers, 1-404-537-3406 and entering replay Pin number: 8006869.

The conference call webcast will be available at www.investors.carlotz.com.

About CarLotz, Inc.

CarLotz is a used vehicle consignment and Retail Remarketing™ business that provides our corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to access the previously unavailable retail sales channel while simultaneously providing buyers with prices that are, on average, below those of traditional dealerships. Our mission is to create the world’s greatest vehicle buying and selling experience. We operate a technology-enabled buying, sourcing and selling model that offers a seamless omni-channel experience and comprehensive selection of vehicles while allowing for a fully contactless end-to-end e-commerce interface that enables no hassle buying and selling. Our proprietary Retail Remarketing™ technology provides our corporate vehicle sourcing partners with real-time performance metrics and data analytics along with custom business intelligence reporting that enables price and vehicle triage optimization between the wholesale and retail channel. Through our marketplace model, we generate significant value for both sellers and buyers through price, selection and experience.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include statements that are not historical facts, such as statements concerning possible or assumed future actions, business strategies, events or results of operations, including statements regarding CarLotz’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such statements are based on management’s current expectations and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause such differences include those disclosed in CarLotz’ filings with the SEC, including those resulting from the impact of the ongoing Covid-19 pandemic on our business and general business and economic conditions and our ability to successfully execute our geographic expansion plans. Forward-looking statements speak only as of the date they are made, and CarLotz is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investors:

CarLotzIR@icrinc.com

Media:

CarLotzPR@icrinc.com

CarLotz, Inc. and Subsidiaries — Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share data)

	March 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$74,362	$2,208
Restricted cash	227	605
Marketable securities – at fair value	173,644	1,032
Accounts receivable, net	9,324	4,132
Inventories	9,311	11,202
Other current assets	6,655	6,679
Total Current Assets	273,523	25,858
Marketable securities – at fair value	44,780	—
Property and equipment, net	2,349	1,868
Capitalized software	2,554	—
Lease vehicles, net	58	173
Other assets	3,337	299
Total Assets	$326,601	$28,198
Liabilities, Redeemable Convertible Preferred Stock, Stockholders’ Equity (Deficit)
Current Liabilities:
Long-term debt, current	$55	$6,370
Floor plan notes payable	4,125	6,039
Accounts payable	9,423	6,283
Accrued transaction expenses	—	6,052
Accrued expenses	11,150	3,563
Accrued expenses – related party	—	5,082
Other current liabilities	815	256
Total Current Liabilities	25,568	33,645
Long-term debt, less current portion	1,250	2,999
Redeemable convertible preferred stock tranche obligation	—	2,832
Earnout shares liability	42,438	—
Merger warrant liability	26,667	—
Other liabilities	1,570	1,959
Total Liabilities	97,493	41,435
Commitments and Contingencies (Note 15)	—	—
Redeemable Convertible Preferred Stock:
Series A Preferred Stock $0.001 stated value; authorized 3,052,127 shares; after recapitalization there are no preferred shares issued or outstanding at March 31,2021 and December 31, 2020	—	—
Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value; 500,000,000 authorized shares, 113,670,060 and 58,621,042 shares issued and outstanding at March 31, 2021 and December 31, 2020	11	6
Additional paid-in capital	278,272	20,779
Accumulated deficit	(49,059)	(34,037)
Accumulated other comprehensive income (loss)	(116)	15
Treasury stock, $0.001 par value; after recapitalization there are no treasury shares issued or outstanding at March 31, 2021 and December 31, 2020	—	—
Total Stockholders’ Equity (Deficit)	229,108	(13,237)
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$326,601	$28,198

CarLotz, Inc. and Subsidiaries — Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share and share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Retail vehicle sales	$50,383	$21,042
Wholesale vehicle sales	4,568	3,311
Finance and insurance, net	1,554	892
Lease income, net	107	145
Total Revenues	56,612	25,390
Cost of sales (exclusive of depreciation)	54,604	22,918
Gross Profit	2,008	2,472
Operating Expenses:
Selling, general and administrative	18,873	3,916
Stock-based compensation expense	41,963	34
Depreciation and amortization expense	383	100
Management fee expense – related party	2	62
Total Operating Expenses	61,221	4,112
Loss from Operations	(59,213)	(1,640)
Interest Expense	175	149
Other Income (Expense), net
Change in fair value of merger warrants liability	12,358	—
Change in fair value of redeemable convertible preferred stock tranche obligation	—	284
Change in fair value of earnout provision	31,846	—
Other income	162	3
Total Other Income (Expense), net	44,366	287
Loss Before Income Tax Expense	(15,022)	(1,502)
Income Tax Expense	—	5
Net Loss	$(15,022)	$(1,507)
Net loss per share, basic and diluted	$(0.15)	$(0.03)
Weighted-average shares used in computing net loss per share, basic and diluted	100,817,385	58,621,041

CarLotz, Inc. and Subsidiaries — Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands, except per share and share data)

	Three Months Ended March 31,
	2021	2020
Cash Flow from Operating Activities
Net loss	$(15,022)	(1,507)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation – property and equipment	105	51
Amortization and accretion - marketable securities	238	—
Depreciation – lease vehicles	15	49
Loss on marketable securities	—	13
Provision for doubtful accounts	—	6
Stock-based compensation expense	41,963	34
Change in fair value of Merger warrants liability	(12,358)	(13)
Change in fair value of earnout shares	(31,846)	—
Change in fair value of debt issuance costs and stock warrant	—	5
Change in fair value of redeemable convertible preferred stock tranche obligation	—	(284)
Change in Operating Assets and Liabilities:
Accounts receivable	(5,192)	1,177
Inventories	1,991	1,790
Other current assets	(5,868)	8
Other assets	(3,038)	9
Accounts payable	3,140	(325)
Accrued expenses	6,187	(54)
Accrued expenses – related party	(229)	(50)
Other current liabilities	559	67
Other liabilities	(245)	150
Net Cash (Used in)/Provided by Operating Activities	(19,600)	1,126
Cash Flows from Investing Activities
Purchase of property and equipment	(586)	(10)
Capitalized website and internal-use software costs	(1,154)	—
Purchase of marketable securities	(217,689)	(421)
Proceeds from sales of marketable securities	59	18
Purchase of lease vehicles	—	(246)
Net Cash Used in Investing Activities	(219,486)	(659)
Cash Flows from Financing Activities
Payments made on long-term debt	—	(2)
PIPE Issuance	125,000	—
Merger financing	309,999	—
Payment made on accrued dividends	(4,853)	—
Payments to existing shareholders of Former CarLotz	(62,693)	—
Transaction costs and advisory fees	(47,579)	—
Payments made on cash considerations associated with stock options	(2,465)	—
Repayment of Paycheck Protection Program loan	(1,749)	—
Payments made on note payable	(3,000)	—
Payments on floor plan notes payable	(11,150)	(8,847)
Borrowings on floor plan notes payable	9,236	7,139
Net Cash Provided by/(Used in) Financing Activities	310,746	(1,710)
Net Change in Cash and Cash Equivalents Including Restricted Cash	71,776	(1,243)
Cash and cash equivalents and restricted cash, beginning	2,813	4,102
Cash and cash equivalents and restricted cash, ending	$74,589	$2,859
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$402	$165
Supplementary Schedule of Non-cash Investing and Financing Activities:
Transfer from lease vehicles to inventory	$100	$199
Redeemable convertible preferred stock distributions accrued	—	457
KAR/AFC exercise of stock warrants	(144)	—
KAR/AFC conversion of notes payable	(3,625)	—
Convertible redeemable preferred stock tranche obligation expiration	(2,832)	—
Capitalized website and internal use software costs accrues	(1,400)	—

CarLotz, Inc. and Subsidiaries — Results of Operations, Retail Gross Profit per Unit

(unaudited)

(In thousands, except per unit metrics)

	Three Months Ended March 31,
	2021	2020	Change	Change
Revenue:
Retail vehicle sales	$50,383	$21,042	$29,341	139%
Wholesale vehicle sales	4,568	3,311	1,257	38%
Finance and insurance, net	1,554	892	662	74%
Lease income, net	107	145	(38)	(26)%
Total revenues	56,612	25,390	31,222	123%
Cost of sales:
Retail vehicle cost of sales	$48,917	$19,555	$29,362	150%
Wholesale vehicle cost of sales	5,687	3,363	2,324	69%
Total cost of sales	$54,604	$22,918	$31,686	138%
Gross profit:
Retail vehicle gross profit	$1,466	$1,487	$(21)	(1)%
Wholesale vehicle gross profit	(1,119)	(52)	(1,067)	(2052)%
Finance and insurance gross profit	1,554	892	662	74%
Lease income, net	107	145	(38)	(26)%
Total gross profit	$2,008	$2,472	$(464)	(19)%

Retail gross profit per unit(1):
Retail vehicles gross profit	$1,466	$1,487	(21)	(1)%
Finance and insurance gross profit	1,554	892	662	74%
Total retail vehicles and finance and insurance gross profit	3,020	2,379	641	27%

Retail vehicles unit sales	2,554	1,453	(1,101)	(76)%
Retail vehicles gross profit per unit	$1,182	$1,637	$(455)	(28)%

(1) Gross profit per unit is calculated as gross profit for retail vehicles and finance and insurance, each of which is                        divided by the total number of retail vehicles sold in the period.

CarLotz, Inc. and Subsidiaries — EBITDA and Adjusted EBITDA

(unaudited)

(In thousands, except share data)

	Three Months Ended
	2021	2020	Change
Net Loss Attributable to Common Stockholders	$(15,022)	$(1,507)	$(13,515)
Adjusted to exclude the following:
Interest expense	175	149	26
Income tax expense	—	5	(5)
Depreciation and amortization expense	383	100	283
EBITDA	$(14,464)	$(1,253)	$(13,211)
Other expense	(162)	(3)	(159)
Stock compensation expense	41,963	34	41,929
Management fee expense - related party	2	62	(60)
Change in fair value of warrants liability	(12,358)	—	(12,358)
Change in fair value of redeemable convertible preferred stock tranche obligation	—	(284)	284
Change in fair value of earnout provision	(31,846)	—	(31,846)
Adjusted EBITDA	$(16,865)	$(1,444)	$(15,421)